PENN OCTANE CORPORATION

                     CERTIFICATE OF THE DESIGNATION, POWERS,
          PREFERENCES AND RIGHTS OF THE SERIES B CONVERTIBLE REDEEMABLE
                                 PREFERRED STOCK

                            PAR VALUE $.01 PER SHARE

                     Pursuant to Section 151 of the General
                    Corporation Law of the State of Delaware



     We, Jerome B. Richter, Chairman and Chief Executive Officer, and Jorge R. Bracamontes, Secretary, of Penn Octane Corporation (the "Corporation), a corporation organized and existing under the General Corporation Law of the state of Delaware, in accordance with the provisions of Section 103 thereof, DO HEREBY CERTIFY:

     That pursuant to the authority conferred upon the Board of Directors of the Corporation by the Restated Certificate of Incorporation, as amended, of the, Corporation, on March 5,1999, the Board of Directors adopted the following resolution creating a series of 125,000 shares of Preferred Stock designated as "SERIES B Convertible Redeemable Preferred Stock":

     RESOLVED, that pursuant to the authority expressly granted to and vested in the Board of Directors of the Corporation by the provisions of its Restated Certificate of Incorporation, as amended, the Board of Directors does hereby establish and designate and provide, for the issuance of a series of the Preferred Stock of the Corporation designated as "SERIES B Convertible Redeemable Preferred Stock," which shall consist of 125,000 shares, and the Board of Directors does hereby fix the terms, voting powers, preferences and relative rights, participating, optional and other special rights of the shares of such series, and the qualifications, limitations and restrictions thereof, to be as follows:

     (1)     Designation  and  Number of Shares.  The designation of said series
             ----------------------------------
of Preferred Stock, par value $.01 per share, authorized by this resolution shall be "SERIES B Convertible Redeemable Preferred Stock" (the "SERIES B Convertible Preferred Stock"). The number of shares of SERIES B Convertible Preferred Stock authorized hereby shall be 125,000.

     (2)     Rank.  The SERIES B Convertible Preferred Stock shall, with respect
             ----
to dividend rights and rights on liquidation, winding up and dissolution, rank prior to any other equity securities of the Corporation, whether currently authorized or hereafter created, including any other series of Preferred Stock and the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") (all of such equity securities of the Corporation to which the SERIES B Convertible Preferred Stock ranks prior, including any other series of Preferred Stock and the Common Stock, are referred to herein collectively as the "Junior Securities").

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     (3)     Dividends.
             ---------

     (a) The holders of the shares of SERIES B Convertible Preferred Stock shall be entitled to receive, before any dividend shall be paid or declared upon or set aside for any Junior Securities, when and as declared by the Board of Directors, out of funds legally available for the payment of dividends, dividends at the annual rate of $1.00 per share in equal semi-annual payments on October 31 and April 30 of each year (each of such dates being a "Dividend Payment Date"), commencing with October 31, 1999. Such dividends shall be paid to the holders of record as of the close of business on the date which is ten
(10) business days prior to the Dividend Payment Date. Dividends on the SERIES B Convertible Preferred Stock shall be cumulative (whether or not there shall be net profits or net assets of the Corporation legally available for the payment of such dividend). Dividends on the SERIES B Convertible Preferred Stock shall be payable at the option of the Corporation in cash or in shares of SERIES B Convertible Preferred Stock at the rate of one full share of SERIES B
Convertible Preferred Stock for each $10.00 of dividends, or any combination thereof.

     (b) All dividends paid with respect to shares of SERIES B Convertible Preferred Stock pursuant to paragraph (3)(a) hereof shall be paid pro rata per share.

     (c) (i) Whenever dividends or distributions payable on the SERIES B Convertible Preferred Stock as provided in this Section 3 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of SERIES B Convertible Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

     (a) declare or pay dividends, or make any other distributions, on any Junior Securities (either as to dividends or upon liquidation, dissolution or winding up); or

     (b) redeem or purchase or otherwise acquire for consideration shares of any Junior Securities (either as to dividends or upon liquidation, dissolution or winding up), provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such Junior Securities in exchange for shares of any other Junior Securities.

     (ii) Subject to the foregoing provisions of this Section 3, the Board of Directors may declare, and the Corporation may pay or set apart for payment, dividends and other distributions on any of the Junior Securities, and may purchase or otherwise redeem any of the Junior Securities or any warrants, rights or options exercisable for or convertible into any of the Junior Securities, and the holders of the shares of SERIES B Convertible Preferred Stock shall not be entitled to share therein.

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     (4)     Liquidation  Preference.
             -----------------------

     (a) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of shares of SERIES B Convertible Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Corporation available for distribution to its stockholders, either from capital, surplus or earnings an amount in cash equal to $10.00 for each share outstanding, plus an amount in cash equal to all accrued but unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up, before any payment shall be made or any assets distributed to the holders of any of the Junior Securities. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the SERIES B Convertible Preferred Stock shall be insufficient to pay the holders of the SERIES B Convertible Preferred Stock the full amounts to which they respectively shall be entitled pursuant to this Section 4(a), the holders of shares of the SERIES B Convertible Preferred Stock shall share ratably in any distribution of assets according to the respective amounts that would be payable in respect of the shares of SERIES B Convertible Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

     (b) The liquidation payment with respect to each fractional share of SERIES B Convertible Preferred Stock outstanding or accrued but unpaid shall be equal to a ratably proportionate amount of the liquidation payment with respect to each outstanding share of SERIES B Convertible Preferred Stock.

     (c) For the purposes of this Section 4, neither the voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation or the consolidation or merger of the Corporation with one or more other corporations shall be deemed to be a liquidation, dissolution or winding up, voluntary or involuntary, unless such voluntary sale, conveyance, lease, exchange or transfer shall be in connection with a dissolution or winding up of the business of the Corporation.

     (5)     Redemption.
             ----------

     (a) The Corporation, at its sole option, upon providing written notice (the "Notice") pursuant to Section 5(f) hereof, to the holders of the SERIES B Convertible Preferred Stock, may redeem, to the extent funds are legally available therefor, the SERIES B Convertible Preferred Stock, at any time in whole or from time to time in part (the "Redeemed Shares"), at the per share redemption price equal to $10.00 plus all accrued and unpaid dividends thereon to the date fixed for redemption, without interest (the "Redemption Price"). If less than all outstanding shares of SERIES B Convertible Preferred Stock then outstanding are redeemed, the Corporation shall redeem a like percentage of the shares of SERIES B Convertible Preferred Stock held by each holder thereof.

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
     (b) In the event that any of the holders of the SERIES B Convertible Preferred Stock upon receipt of the Notice, elect to convert any of the Redeemed Shares as provided under Section 6 prior to the expiration of the five days after a Notice is given, in whole or in part, then the number of Redeemed Shares shall be reduced by the number of shares of SERIES B Convertible Preferred Stock as to which a holder has duly exercised its conversion rights. In addition, in the event that any of the holders of the SERIES B Convertible Preferred Stock elect to convert the SERIES B Convertible Preferred Stock, in whole or in part, as provided in this Section 5, then the Corporation is not obligated to redeem any Redeemed Shares.

     (c) In the event the Corporation has provided the Notice to the holders of the Redeemed Shares, and the holders of the Redeemed Shares do not elect to convert any of the Redeemed Shares, then the Corporation shall be required to pay the holders of the Redeemed Shares the Redemption Price for each Redeemed Share within five (5) business days from the expiration of the Notice Period (the "Due Date"). In the event the Corporation fails to pay the Redemption Price in full, then on each monthly anniversary of the Due Date for so long as any portion of the Redemption Price remains unpaid, the Corporation shall issue to the holder of each Redeemed Share, .555 shares of Common Stock of the Corporation. Any partial segments of the Redemption Price shall be allocated pro rata among all of the Redeemed Shares. Fractional share amounts shall be rounded up.

     (d) Shares of SERIES B Convertible Preferred Stock which have been issued and reacquired in any manner, including shares purchased, redeemed, exchanged, or converted, shall (upon compliance with any applicable provisions of the laws of the State of Delaware) be retired and canceled promptly after the acquisition thereof and shall thereafter have the status of authorized and unissued shares of Preferred Stock, undesignated as to class or series, and may be redesignated and reissued as part of any class or series of the Preferred Stock, par value $.01 per share, of the Corporation; provided, however, that no such issued and reacquired shares of SERIES B Convertible Preferred Stock shall be reissued or sold as SERIES B Convertible Preferred Stock.

     (e) Notwithstanding the foregoing provisions of this Section 5, unless the full cumulative dividends on all outstanding shares of SERIES B Convertible Preferred Stock shall have been paid or contemporaneously are declared and paid for all past dividend periods, none of the shares of SERIES B Convertible Preferred Stock shall be redeemed unless all outstanding shares of SERIES B Convertible Preferred Stock are simultaneously redeemed, and the Corporation shall not purchase or otherwise acquire any shares of SERIES B Convertible Preferred Stock;

     (f) (i) In the event the Corporation shall elect to redeem shares of SERIES B Convertible Preferred Stock, Notice of such redemption shall be given by certified mail, return receipt required, postage prepaid, mailed so that it is received not less than five (5) days nor more than thirty (30) days prior to the date of redemption (the "Redemption Date"), to each holder of record of the shares to be redeemed at such holder's address as the same appears on the stock register of the Corporation; provided, however, that no failure to mail such Notice nor any defect therein shall affect the validity of the proceeding for the redemption of any shares of SERIES B Convertible Preferred Stock to be redeemed except as to the holder to whom the Corporation has failed to mail said Notice or except as to the holder whose Notice was defective. For purposes of this Section 5, Notice shall be deemed given when received by a holder of SERIES B Convertible Preferred Stock. Each such Notice shall state: (A) the Redemption Date; (B) the number of shares of SERIES B Convertible Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed from such holder, the number of shares to be redeemed from such holder; (C) the Redemption Price; (D) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (E) that dividends on the shares to be redeemed will cease to accrue on such Redemption Date.

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
     (ii) Provided that the Notice has been given as aforesaid, from and after the Redemption Date dividends on the Redeemed Shares shall cease to accrue, and said Redeemed Shares shall no longer be deemed to be outstanding and shall have the status of authorized but unissued shares of Preferred Stock, unclassified as to class or series, and shall not be reissued as shares of SERIES B Convertible Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation with respect to said Redeemed Shares (except the right to receive from the Corporation the Redemption Price) shall cease. Upon surrender in accordance with said Notice of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors of the Corporation shall so require and the Notice shall so state), such Redeemed Shares shall be redeemed by the Corporation at the Redemption Price aforesaid. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

     (6)     Conversion.
             ----------

     (a) Each holder of shares of the SERIES B Convertible Preferred Stock shall have the right, at such holder's option, at any time or from time to time, to convert all or any of such shares of SERIES B Convertible Preferred Stock into such number of fully paid and nonassessable shares of the Corporation's Common Stock as $10.00 multiplied by the number of shares of the SERIES B Convertible Preferred Stock being converted is a multiple of the Conversion Price (as hereinafter defined and as last adjusted pursuant to this Section 6 and then in effect) for the shares of the SERIES B Convertible Preferred Stock being converted, by surrender of the certificate or certificates representing the shares of the SERIES B Convertible Preferred Stock so to be converted in the manner provided in this Section 6(a). The "Conversion Price' per share at which shares of Common Stock shall I be issuable upon conversion of shares of the SERIES B Convertible Preferred Stock shall initially be $2.00; provided however , that such Conversion Price shall be subject to adjustment as set forth in
Section  6(c)  hereof.

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
     The holder of any shares of the SERIES B Convertible Preferred Stock may exercise the conversion right provided in this Section (6)(a) by delivering to the Corporation during regular business hours, at the Corporation's principal office (or at such other place as may be designated by the Corporation), the certificate or certificates representing the shares to be converted, duly endorsed or assigned in blank or to the Corporation (if required by it), accompanied by written notice stating that the holder elects to convert such shares and stating the name or names (with address) in which the certificate or certificates for the shares of Common Stock are to be issued.

     Conversion under this Section 6(a) shall be deemed to have been effected on the date when such delivery is made, and such date is referred to herein as the "Conversion Date." As promptly as practicable after the Conversion Date, the Corporation shall issue and deliver to or upon the written order of such holder, at such office or to the place designated by the Corporation, a certificate or certificates for the number of full shares of Common Stock to which such holder is entitled and a check or cash in respect of any fractional interest in a share of Common Stock as provided in Section 6(b) hereof. The person in whose name the certificate or certificates for Common Stock are to be issued shall be deemed to have become a holder of record of such Common Stock on the applicable Conversion Date unless the transfer books of the Corporation are closed on that date, in which event the person shall be deemed to have become a holder of record on the next succeeding date on which the transfer books are open, but the Conversion Price shall be that in effect on the Conversion Date. Upon conversion of only a portion of the number of shares covered by a certificate representing shares of SERIES B Convertible Preferred Stock surrendered for conversion, the Corporation shall issue and deliver to or upon the written order of the holder of the certificate so surrendered for conversion, at the expense of the Corporation, a new certificate covering the number of shares of SERIES B
Convertible Preferred Stock representing the unconverted portion of the certificate so surrendered, which new certificate shall entitle the holder thereof to dividends on the shares of SERIES B Convertible Preferred Stock represented thereby to the same extent as if the certificate theretofore representing such unconverted shares had not been surrendered for conversion.

     (b) No fractional shares of Common Stock or scrip shall be issued upon conversion of shares of the SERIES B Convertible Preferred Stock. If more than one share of SERIES B Convertible Preferred Stock shall be surrendered for conversion at any one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of SERIES B Convertible Preferred Stock so surrendered. Instead of any fractional shares of Common Stock which would otherwise be issuable upon conversion of any shares of SERIES B Convertible Preferred Stock, the Corporation shall pay a cash adjustment in respect of such fractional interest in an amount equal to the then Current Market Price (as defined in Section 6(c)(vi) hereof) of a share of Common Stock multiplied by such fractional interest. Fractional interests shall not be entitled to dividends. and the holders thereof shall not be entitled to any rights as stockholders of the Corporation in respect of such fractional interests

     (c) The Conversion Price shall be subject to adjustment from time to time as follows:

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
     (i) If the number of shares of Common Stock outstanding at any time after March 3, 1999 (the "Base Date") is increased by a stock dividend payable in shares of Common Stock or by a subdivision or split-up of shares of Common Stock, then immediately following the record date fixed for the determination of holders of Common Stock entitled to receive such stock dividend, subdivision or split-up, the Conversion Price shall be appropriately decreased so that the number of shares of Common Stock issuable on conversion of each share of SERIES B Convertible Preferred Stock shall be increased in proportion to such increase in outstanding shares of Common Stock.

     (ii) If the number of shares of Common Stock outstanding at any time after the Base Date is decreased by a combination of the outstanding shares of Common Stock, then, immediately following the record date for such combination, the Conversion Price shall be appropriately increased so that the number of shares of Common Stock issuable on conversion of each share of SERIES B Convertible Preferred Stock shall be decreased in proportion to such decrease in outstanding shares of Common Stock.

     (iii) If the Corporation shall declare a cash dividend upon its Common Stock (and not on SERIES B Convertible Preferred Stock) payable otherwise than out of earnings or earned surplus or shall distribute to holders of its Common Stock shares of its capital stock (other than Common Stock), stock or other securities of other persons, evidences of indebtedness issued by the Corporation or other persons, assets (excluding cash dividends and distributions) or options or rights (excluding options to purchase and rights to subscribe for Common Stock or other securities of the Corporation convertible into or exchangeable for Common Stock),then, in each such case, immediately following the record date fixed for the determination of the holders of Common Stock entitled to receive such dividend or distribution, the Conversion Price in effect thereafter shall be adjusted by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be an amount equal to the remainder of (x) the Current Market Price of one share of Common Stock less (y) the fair market value (as determined by the Board of Directors, whose determination shall be conclusive) of the stock, securities, evidences of indebtedness, assets, options or rights so distributed in respect of one share of Common Stock, and of which the denominator shall be such Current Market Price. Such adjustment shall be made on the date such dividend or distribution is made and shall become effective at the opening of business on the business day next following the record date for the determination of stockholders entitled to such dividend or distribution.

     (iv) If, at any time after the Base Date, any capital reorganization or reclassification of the stock of the Corporation (other than a change in par value or from par value to no par value or from no par value to par value or as a result of a stock dividend or subdivision, split-up or combination of shares), or the consolidation or merger of the Corporation with or into another person (other than a consolidation or merger in which the Corporation is the continuing corporation and which does not result in any change in the Common Stock) or the sale or other disposition of all or substantially all the properties and assets of the Corporation as an entirety to any other person takes place, each share of the SERIES B Convertible Preferred Stock shall, after such reorganization, reclassification, consolidation, merger, sale or other disposition, be convertible into the kind and number of shares of stock or other securities or property of the Corporation or of the corporation resulting from such consolidation or surviving such merger or to which such properties and assets shall have been sold or otherwise disposed to which the holder of the number of shares of Common Stock deliverable (immediately prior to the time of such reorganization, reclassification, consolidation, merger, sale or other disposition) upon conversion of such shares would have been entitled upon such reorganization reclassification, consolidation, merger, sale or other disposition. The provisions of this clause (iv) shall similarly apply to successive reorganizations, reclassifications consolidations, mergers, sales and other dispositions.

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
     (v) All calculations under this Section 6(c) shall be made to the nearest cent or to the nearest one-tenth of a share, as the case may be.

     (vi) For the purpose of any computation pursuant to this Section 6(c) or Section 6(b), the "Current Market Price" at any date of one share of Common Stock shall be deemed to be the average of the daily closing prices for the ten
(10) consecutive business days ending on the last business day before the day in question (as adjusted for any stock dividend, split, combination or reclassification that took effect during such ten (10) business day period), or, in case no sales took place on the day in question, the mean of the last bid and asked prices on such day, in either case on the principal national securities exchange on which the Common Stock is then listed or admitted to trading or on the NASDAQ Stock Market (or, if the Common Stock is not listed or admitted for trading on any such exchange or on the NASDAQ Stock Market on any day in question, then such price as shall be deemed to be the mean of the last reported bid and asked prices on such day as reported by the NASD Bulletin Board or, if not so quoted thereon, by the National Quotation Bureau, Inc. (or any similar reputable quotation and reporting service if such quotation is not reported by the National Quotation Bureau, Inc.); provided however, that if the Common Stock
                                      ----------------
is not traded in such manner that the quotations referred to in this clause (vi) are available for the period required hereunder, the Current Market Price shall be determined in good faith by at least a majority of the members of the Board of Directors of the Corporation, or, if such determination cannot be made, by a nationally recognized independent investment banking firm selected by the Board of Directors of the Corporation (or if such selection cannot be made, by a nationally recognized independent investment banking firm selected by the American Arbitration Association in accordance with its rules); provided
                                                                        --------
further, that if the Common Stock is listed on any national securities exchange, the term "business days," as used in this clause (vi), shall mean business days on which such exchange is open for trading.

     (vii) In any case in which the provisions of this Section 6(c) shall require that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event
(i) issuing to the holder of any share of SERIES B Convertible Preferred Stock converted after such record date and before the occurrence of such event the additional shares of capital stock issuable upon the conversion by reason of the adjustment required by such event over and above the shares of capital stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of a fractional share of capital  stock  pursuant  to  Section  6(b)  hereof;  provided however, that the
                                                      -----------------
Corporation shall deliver to such holder a due bill or other appropriate instrument evidencing such holder's right to receive such additional shares and such cash upon the occurrence of the event requiring such adjustment.

     (d)     Whenever  the  Conversion  Price  shall  be adjusted as provided in
Section 6(c) hereof, the Corporation shall prepare a statement, signed by its chief financial officer, setting forth the facts requiring such adjustment and she-wing the calculation of the Conversion Price that shall be in effect after such adjustment. The Corporation shall cause a copy of such statement to be sent by mail first class, postage prepaid, or by a national overnight delivery service, to each holder of shares of the SERIES B Convertible Preferred Stock at his address appearing on the Corporation's records. Where appropriate, such copy may be given in advance and may be included as part of a notice required to be mailed under the provisions of Section 6(e) hereof.

     (e) In the event the Corporation shall propose to take any action of the types described in clauses (i) (ii) (iii) or (iv) of Section 6(c) hereof, the Corporation shall give notice to each holder of shares of the SERIES B Convertible Preferred Stock, in the manner set forth in Section 6(d) hereof, which notice shall specify the record date, if any, with respect to any such action and the date on which such action is to take place. Such notice shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such effect may be known at the date of such notice) on the Conversion Price and the number kind or class of shares or other securities or property which shall be deliverable or purchasable upon the occurrence of such action or deliverable upon conversion of shares of SERIES B Convertible Preferred Stock. Such notice shall be given at least ten
(10) days prior to the date so fixed. Failure to give such notice, or any defect therein, shall not affect the legality or validity of any such action.

     (f) For the purposes of this Section 6, the sale or other disposition of any capital stock of the Corporation theretofore held in its treasury shall be deemed to be an issuance thereof.

     (g) The Corporation shall pay all documentary, stamp or other transactional taxes attributable to the issuance or delivery of shares of capital stock of the Corporation upon conversion of any shares of the SERIES B Convertible Preferred Stock, provided, however, that the Corporation shall not
                               --------  -------
be required to pay any taxes that may be payable in respect of any transfer involved in the issuance or delivery of any certificate for such shares in a name other than that of the holder of the shares of SERIES B Convertible Preferred Stock in respect of which such shares are being issued.

     (h) The Corporation shall reserve, free from preemptive rights, out of its treasury stock or authorized but unissued shares of the Corporation's Common Stock, or both, solely for the purpose of effecting the conversion of the shares of the SERIES B Convertible Preferred Stock pursuant to this Section 6 a sufficient number of shares to provide for the conversion of all outstanding shares of the SERIES B Convertible Preferred Stock.

     (7)     Voting  Rights.
             --------------

     (a) The holders of record of shares of SERIES B Convertible Preferred Stock shall not be entitled to any voting rights except as hereinafter provided in this Section 7 or as otherwise provided by law.

     (b) So long as any shares of SERIES B Convertible Preferred Stock are outstanding, the Corporation will not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of SERIES B Convertible Preferred Stock, voting as a class (i) create, authorize or issue any shares of any other class of senior or parity dividend stock or senior or parity liquidation stock or having class voting rights except as required by the Delaware General Corporation Law or voting rights in excess of one vote per share, (ii) amend, alter or repeal, whether by merger, consolidation or otherwise, the Corporation's Certificate of Incorporation if the amendment, alteration or repeal affects the powers, preferences or special rights of the SERIES B Convertible Preferred Stock, or (iii) declare any reverse stock dividend with respect to the SERIES B Convertible Preferred Stock or otherwise reduce the number of outstanding shares of SERIES B Convertible Preferred Stock other than pursuant to Section 4 or 5 hereof; provided, however, that the approval of not less than two-thirds of the outstanding shares of SERIES B Convertible Preferred Stock, voting as a class, shall be required to amend, alter, or repeal any of the terms of this Certificate of Designation.

     (8)     Issuance of Additional Shares.  The Corporation shall not issue any
             -----------------------------
shares of SERIES B Convertible Preferred Stock other than (a) 90,000 shares to be issued promptly after the filing of this Certificate of Designation and (b) shares that may be issued in payment of dividends on the outstanding shares of SERIES B Convertible Preferred Stock from time to time pursuant to Section 3(a) hereof. In addition, the Corporation shall not issue or sell any shares of Common Stock or any other securities, whether directly or indirectly convertible into or exchangeable or exercisable for shares of its Common Stock (collectively, "Convertible Securities"), for a consideration price per share less than the fair market value per share then in effect, absent the Board of Directors approval and a reasonable business purpose for said issuance.

     IN WITNESS WHEREOF, Penn Octane Corporation has caused this certificate to be signed by its Chairman of the Board and Chief Executive Officer and attested by its Secretary this ____ day of May, 1999.

               PENN  OCTANE  CORPORATION


               By:  ______________________________
                    Jerome  B.  Richter
                    Chairman  of  the  Board  and  Chief  Executive  Officer


ATTEST:


__________________________
Jorge  Bracamontes,  Secretary

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